Exhibit 99.3

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Dec. 13. 2010 / 1:30PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
CORPORATE PARTICIPANTS
Ken Apicerno
Thermo Fisher Scientific, Inc. — VP of IR
Marc Casper
Thermo Fisher Scientific, Inc. — President, CEO
Frank Witney
Dionex Corporation — President, CEO
Pete Wilver
Thermo Fisher Scientific, Inc. — SVP, CFO
CONFERENCE CALL PARTICIPANTS
Quintin Lai
Robert W. Baird — Analyst
Jon Wood
Jefferies & Company — Analyst
Marshall Urist
Morgan Stanley — Analyst
Doug Schenkel
Cowen and Company — Analyst
Tycho Peterson
JPMorgan — Analyst
Peter Lawson
Mizuho Securities — Analyst
Sung Ji Nam
Gleacher & Company — Analyst
Dan Leonard
Leerink Swann — Analyst
Derik De Bruin
UBS — Analyst
Michael Cherny
Deutsche — Analyst
Valerie Dixon
Citigroup — Analyst
PRESENTATION
Operator
Ladies and gentlemen, thank you for standing by. Welcome to today’s conference call and webcast to discuss Thermo Fisher’s acquisition of Dionex. At this time, all participants have been placed in a listen-only mode, and the floor will be open for your questions following the presentation. (Operator Instructions)
In the interest of time, management requests that you please limit yourself to one question and one single follow-up. (Operator Instructions).
Thank you. I would now like to turn the call over to Mr. Ken Apicerno, Vice President of Investor Relations at Thermo Fisher Scientific. Please go ahead, sir.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Ken Apicerno - Thermo Fisher Scientific, Inc. — VP of IR
Thank you, and good morning, everyone. Welcome to the conference call to discuss Thermo Fisher’s acquisition of Dionex, which was announced earlier this morning.
On the call today we have Marc Casper, our President and Chief Executive Officer; Pete Wilver, our Chief Financial Officer; and we are also joined by Frank Witney, President and Chief Executive Officer of Dionex.
We will be using a slide presentation during today’s call. The presentation is available in the Investor Relations section of both Thermo Fisher’s and Dionex’s websites. After the prepared remarks, Marc, Pete and Frank will be available to take your questions.
During the call, we will be making certain forward-looking statements, so please review the Safe Harbor language found in our presentation on slide 2.
So before we begin, let me briefly cover our Safe Harbor statement. Various remarks that we may make about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in Thermo Fisher’s and Dionex’s respective quarterly and annual reports, under the caption Risk Factors, which are on file with the Securities and Exchange Commission and available on each company’s respective websites, as well as the possibility that expected benefits related to the transaction may not materialize as expected, the transaction not being timely completed, if completed at all, prior to the completion of the transaction, Dionex’s business experience disruptions due to transaction-related uncertainty or other factors, making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities, and the parties being able to successfully implement integration strategies.
While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change; therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
Also during the call, we will be referring to certain financial measures not prepared in accordance with generally accepted accounting principles, or GAAP, such as adjusted EPS, adjusted operating income and free cash flow. We believe that use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecast the Company’s performance, especially when comparing such results to previous periods or forecasts.
So with that, I will now turn the call over to Marc.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thank you, Ken, and good morning, everyone, and thank you for joining us on such short notice. As Ken mentioned, I’m here with Pete Wilver, and we are pleased to be joined by Frank Witney, the CEO of Dionex.
Let me begin by saying we are very excited about this transaction, which is extremely compelling from a technology, market and financial perspective. As you know, at Thermo Fisher, we have been executing on our strategy of effectively deploying our capital to create long-term shareholder value. This includes making strategic acquisitions that strengthen our competitive position as a global industry leader.
Acquiring Dionex is consistent with our strategy of accelerating growth by increasing our depth of capabilities to serve attractive end markets. It offers technologies that are complementary to our leading scientific instruments offering, and expands our presence in growing applied markets, such as environmental analysis, water testing and food safety. It also strengthens our

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
market presence in Asia-Pacific region, where, as you know, we have been making significant investments to expand in China to serve the specific needs of our customers there.
Before we review the details of this transaction, I would like to ask Frank to say a few words on today’s announcement. Frank?

Frank Witney - Dionex Corporation — President, CEO
Thank you, Marc. Let me begin by saying that I share Marc’s sentiments that this is a very exciting transaction that offers significant benefits for all of our stakeholders. First, this transaction offers immediate and significant value for all our shareholders. Dionex shareholders will receive $118.50 per share in cash for each share of Dionex stock they own. This represents a 32% premium to our average closing stock price over the last 60 trading days. This valuation recognizes all of the hard work and effort that has gone into making Dionex the company that it is today.
I want to thank all of our employees for their contributions and their continuing focus on serving our customers by providing top-quality products and services.
We are truly excited about what this transaction represents for Dionex customers. Thermo Fisher’s commitment to innovation will fuel our ongoing technology development and their global manufacturing and commercial presence will significantly strengthen our ability to serve our customers around the world.
Thermo Fisher has a culture that values innovation and excellent customer service, just as we do. As part of a larger organization, we also believe there will be significant opportunities for our employees to continue to develop their careers.
In summary, we are pleased to be joining Thermo Fisher and are excited about the opportunities that it will present. All of us at Dionex are proud of what we have accomplished and we look forward to working with the Thermo Fisher team to ensure a smooth and seamless transition. I hope you share our enthusiasm about the many benefits we expect from this transaction. With that, I will now turn the call back to Marc.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thank you, Frank. Turning back now to the presentation, slide 4 provides an overview of Thermo Fisher. I think most of you on the call know who we are. This highlights our industry-leading scale, depth of capabilities and leading brands.
Turning to slide 5, for those of you who aren’t familiar with Dionex, it is a leading manufacturer and marketer of chromatography systems, serving life sciences and drug discovery markets as well as growing applied markets, including environmental analysis, food safety, and other industrial sectors. More specifically, Dionex is a leading provider of ion chromatography technologies having introduced the first ion chromatography system for water analysis shortly after its founding in 1975.
The Company has consistently grown since then through a combination of innovation and global expansion. Today, Dionex has more than 1600 employees in 21 countries spanning six continents and generated $420 million in revenues in their fiscal 2010.
As you can see from the pie chart, Dionex generates more than 70% of its revenues outside North America, with a significant presence in the Asia-Pacific region, which has been a key growth area and investment focus for Thermo Fisher. In fact, 35% of Dionex’s revenues are generated in Asia-Pacific, and this provides a great opportunity for Thermo Fisher to increase our footprint in those markets.
Before I discuss some of the strategic benefits of this combination in greater detail, let me provide a quick overview of the deal terms, which you can see on slide 6. This is an all-cash tender offer for a total purchase price of approximately $2.1 billion. The

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
consideration represents a 21% premium to Dionex’s closing stock price on December 10, the last trading day prior to today’s announcement.
Also, as Frank said, the purchase price represents a 32% premium to Dionex’s average closing stock price over the last 60 trading days. This is an accretive transaction and is not conditioned on financing. We will fund this transaction through cash on hand and proceeds from committed financing from Barclays and JPMorgan.
We intend to commence the tender offer shortly, and this transaction is subject to customary closing conditions, including applicable regulatory approvals. We expect to complete this transaction in the first quarter of 2011.
As the title of slide 7 highlights, the combination with Dionex accelerates Thermo Fisher’s growth opportunities and creates shareholder value by bringing complementary technologies, expanding our customer base and markets and generating strong financial benefits.
So let me start with technology. This combination creates an incredible chromatography offering. It brings together two highly complementary portfolios to provide the most extensive chromatography instrument, software and consumables offering in the industry. Specifically, it combines Dionex’s ion and liquid chromatography instruments and consumables with Thermo Fisher’s existing chromatography instruments and consumables.
This offering is even stronger when you combine it with our leading mass spectrometry platform. By bringing together our deep applications expertise in mass spec with Dionex’s chromatography capabilities, Thermo Fisher will be able to deliver exceptional performance and productivity for customers by helping them to improve sample analysis and data management.
When it comes to data management, you know we are the leader in laboratory information management systems. By adding Dionex’s gold standard chromatography data systems, we are creating a terrific opportunity to grow by becoming the industry standard in software capabilities. This increases laboratory efficiency for our customers and allows them to maximize their return on investment.
This transaction is also consistent with our focus on expanding in key growth markets. We will benefit from Dionex’s significant customer base and relationships in attractive and growing applied markets such as environmental analysis, water testing, as well as food safety and other industrial sectors. Through this combination, Thermo Fisher will be able to deliver unmatched analytical solutions for a growing range of testing needs. In water analysis for example, growth is driven by new regulatory requirements and increased testing in developing countries such as China. This transaction is consistent with our strategy of investing to increase our footprint in growing Asian markets.
You have heard me talk a lot about our recent initiatives in the Asia-Pacific region. To remind you, we have established the headquarters for our global environmental instruments business there within the past couple of years. We also continue to build our commercial infrastructure to meet the needs of customers in growing water quality, consumer safety, and life sciences markets.
As I mentioned, Dionex currently generates more than 35% of its revenues in Asia-Pacific and other emerging high-growth geographies, where it has a well-regarded direct sales and service presence. We’ve made great progress in the region and joining forces will enable us to serve this growth market even better.
From a financial perspective, we expect this transaction to be immediately accretive to adjusted EPS and will also accelerate our adjusted EPS growth rate. In addition, this transaction offers significant opportunities for cost and revenue synergies, as well as tax efficiencies, which Pete will discuss in a little bit more detail in a minute.
In summary, this deal is compelling from a technology, market and financial perspective, and that all adds up to creating shareholder value.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Let me tell you why I am so excited about the growth opportunities this represents. Slide 8 provides a quick snapshot of the leading technologies Dionex brings to the table and how these, combined with our leadership in mass spectrometry instruments and software, gives us the opportunity to accelerate growth.
As you probably know, Dionex has the leading market position in ion chromatography, which is the de facto standard for water quality testing around the world. With its strong presence in other high-growth applied markets such as environmental and food safety, this transaction allows us to take our instrumentation offerings to an even broader customer base.
In liquid chromatography, Dionex has a complete portfolio of instruments that are all UHPLC-ready. This is important, because it means these instruments can operate at both conventional pressures and ultra-high pressure, which is a huge advantage for our customers. We are excited about this offering because it creates the strongest technology portfolio in our industry, and when combined with Thermo Fisher’s commercial presence, gives us a significant advantage in the marketplace.
Dionex has a great portfolio, it has done extremely well over the years, and combined with Thermo Fisher’s scale and commercial breadth, we know this business has a very strong future.
Another exciting growth opportunity is software. Combining Dionex’s gold standard performance in chromatography data systems with our leading enterprisewide laboratory information management systems significantly strengthens our software offerings, which is very compelling for our customers.
Finally, you know us as the leader in mass spectrometry, and this transaction complements our offering, adding Dionex’s great front-end chromatography system to our mass spec platform. This combination will enable us to create more integrated solutions for customers based on deep applications expertise of both companies. We also look forward to increasing the market penetration of our Triple Quad technology by serving Dionex’s liquid chromatography customers.
For example, Dionex’s unique high-throughput tandem UHPLC, coupled with our high-sensitivity Triple Quad life science mass spec, will increase the speed and resolution of targeted analysis in environmental labs. A couple great examples of this are the analysis of pesticides as well as pharmaceuticals in water.
Now, I would like to turn the call over to Pete Wilver, our Chief Financial Officer, who will discuss the financial details of this transaction. Pete?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
Thanks, Marc. Good morning everyone. I would like to start by saying how excited I am about this transaction and the opportunities it provides to accelerate our growth.
As Marc has been describing, we think this deal provides significant financial benefits that will create compelling shareholder value.
Turning to slide 9, this transaction is expected to generate approximately $60 million of total operating synergies in the third year following the transaction’s close, with $15 million realized in the first full year. This includes approximately $40 million from cost-related synergies, which are expected to come from four primary drivers, as you can see on the slide — reduced public company costs, overhead and SG&A leverage, direct and indirect purchasing leverage and productivity enhancements through our PPI and PPI Lean productivity programs.
This transaction is also expected to result in approximately $20 million of adjusted operating income contribution from revenue-related synergies. We expect to achieve this by leveraging our commercial reach to increase sales of Dionex’s

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
chromatography instruments and consumables, and we are also excited about further penetrating Dionex’s complementary customer base with our leading mass spectrometry technologies.
In addition, we expect to benefit from greater tax efficiencies by leveraging Thermo Fisher’s global structure.
In terms of the impact on Thermo Fisher’s earnings per share, this transaction is expected to be accretive to our adjusted EPS by $0.13 to $0.15 in the first full year following the close.
In summary, we have a proven track record of integrating acquisitions and achieving our synergy targets, so I am confident that we can achieve these goals.
Now I will turn the call back to Marc for some closing comments before we take your questions.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thanks, Pete. Turning now to slide 10, as we wrap up before Q&A, let me summarize the key points of the call and why we are so enthusiastic about this transaction.
First, it is a highly complementary strategic fit. It significantly enhances our instruments, software, consumables and services offering. It expands our presence in high-growth markets, and financially, it is immediately accretive.
When you add it all up, this transaction accelerates our growth and creates significant shareholder value for the long-term. This acquisition is consistent with the actions we have been focused on all year — investing in technology innovation, expanding in high-growth markets such as Asia, and adding complementary acquisitions, all to strengthen our growth opportunities for the future.
With that, I would like to open up the call to questions. Operator?

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Quintin Lai, Robert W. Baird.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Good morning, Quintin. Quintin, we lost you.

Operator
Quintin Lai, your phone line is open. His question has been withdrawn. Ross Muken, Deutsche Bank.

Michael Cherny
Hey guys, it’s Mike here for Ross, and congratulations on the deal. So just to dive in a little bit more on the LC side, can you just give us a little more color on Dionex’s current market share in both the US versus abroad, and then specifically what customer segments they have the greatest position in?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
You know, in terms of specific market shares, we don’t comment. But typically, you would see Dionex from a chromatography perspective as the third-largest chromatography company globally, with great strength in markets around the world. Probably on a relative basis, a higher share in Asia-Pacific than others and — if you look at it from that perspective.

Michael Cherny
Great. And then just quickly, Pete, you mentioned some of the tax efficiencies. How quickly do you think you guys can get started on working those tax efficiencies, in addition to the synergy targets you laid out?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
Well, we would expect those to kick in relatively quickly, so pretty much as soon as we can fold Dionex into our global structure. So that would begin happening in the first full year.

Michael Cherny
Awesome. Congratulations again.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thank you.

Operator
Quintin Lai, Robert W. Baird.

Quintin Lai - Robert W. Baird — Analyst
Hey, I’m sorry about that. I apologize. Did anyone ask what is the — right now, what you think the overlap is in terms of the products that you and Dionex have?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
This is an incredibly complementary acquisition, if you think about it. First of all, Dionex has an impeccable reputation in chromatography. We are a leader in both laboratory information management systems and mass spec. These technologies are used together, and that makes it very, very much a complementary acquisition.
When you look purely at the chromatography area, Thermo Fisher has strength in gas chromatography, which is additive to Dionex’s portfolio. And in things like liquid chromatography, only about half of our mass specs today use our liquid chromatograph, so it is a great opportunity to have better penetration in terms of liquid chromatography as well.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Quintin Lai - Robert W. Baird — Analyst
And then with respect to the cost of the debt, Pete, any first thoughts of what that might come out at for modeling purposes, when you were doing the accretion?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
Well, certainly, it would depend on what the financing rates are when we finally finance the deal, and it would depend on the tender. But we are looking at something in the range of 3% to 3.5% interest cost.

Quintin Lai - Robert W. Baird — Analyst
Thank you. Congratulations on the deal.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thank you, Quintin.

Operator
Jon Wood, Jefferies.

Jon Wood - Jefferies & Company — Analyst
Thanks a lot. Hey, Marc, can you just talk about what percent or what proportion of your mass spec unit placements where an LC is also sold at the same time, and kind of anything you can offer around the preponderance of Dionex’s LCs with your mass specs in the field?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So really effectively, 100% of our mass specs are sold with an LC, in terms of how the customers buy. And about 50% of them today come with a Thermo Scientific chromatograph, and about 50% come from other companies, of which Dionex has some of those, but over time, will have a higher share of that mix.

Jon Wood - Jefferies & Company — Analyst
Okay, great. And then for Pete, should we assume any change in your buyback plans as a result of this transaction? So I know you have kind of reauthorized another $750 million. Just give us some thoughts around how this transaction impacts the timing of that buyback.

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
Well, I think there is not really a change in our previous guidance, which is that you should expect the remaining authorization to be executed upon pro rata over the remaining period, which ends in September of 2011.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Jon Wood - Jefferies & Company — Analyst
Okay, great. Thanks a lot.

Operator
Marshall Urist, Morgan Stanley.

Marshall Urist - Morgan Stanley — Analyst
Hey, guys, good morning. First question was just on the revenue synergy assumptions, I just wanted to understand kind of what underlies that in terms of the magnitude of the revenue benefit, and then what kind of incremental profitability were you guys assuming to get to the $20 million.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So Marshall, assume roughly a $50 million worth of revenue synergies, kind of ballpark, which translates at a 40% rate to the 20. That is the rough math on that, in year three.
And it comes from two big drivers, obviously, as Pete was outlining. Dionex has a terrific set of technologies, and obviously, Thermo Fisher has extensive commercial reach around the world. And putting those technologies and leveraging the commercial reach of Thermo Fisher will accelerate growth for our chromatography business.
And then Dionex has a terrific customer base for their chromatographs, and we believe we will be able to expand our mass spectrometry offering by tapping into that customer base and the strong presence that they have. So those are the two types of synergies that you would see. And then obviously, we will have better solutions as we develop products and integrated solutions and putting them together.

Marshall Urist - Morgan Stanley — Analyst
Great. That makes sense. And then last one is just if you can just talk about timing here, and then also how you guys thought about the deal from a return on capital perspective, and the hurdle that you thought about and the numbers to kind of get there. Thanks.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So in terms of timing perspective — and then I’m going to turn it over to Pete — in terms of timing perspective, we are expecting this transaction will close in the first quarter of 2011.

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
And as far as the return, we’ve talked in the past about the three criteria for acquisitions, which are that they strengthen our offering from a customer perspective, strengthen our strategic position and, most importantly, create shoulder value. And this transaction clearly checks all three of those boxes.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Marshall Urist - Morgan Stanley — Analyst
Okay, great. Thanks for the questions.

Operator
Amit Bhalla, Citi.

Valerie Dixon
Hi. Good morning. Actually, it is Valerie in for Amit. Congrats on the transaction. First, I wanted to understand this environmental end market opportunity. How big is this market opportunity for you guys, and how does the addition of Dionex add to that? If you can give just a sense of what you’re thinking in terms of market shares and market size. And then as a follow-up, how are you thinking about the management roles?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Sure. So the environmental market is a significant market for us. In fact, Thermo Fisher covers it from two different perspectives. We have a dedicated environmental instruments business, which is actually headquartered globally, based out of Shanghai. And we also have a number of our other products that are used in environmental applications. So many, many, many hundreds of millions of dollars for us in terms of environmental applications.
Dionex is the standard in water testing, their ion chromatography system. So if water testing is done, it is typically done on a Dionex ion chromatography system, which means that there is great opportunities to sell more of the Thermo Fisher products to that base. So very significant market opportunity from our perspective.
And having spent a lot of time in China and other parts of the world, there is a huge need for environmental improvement. So I think that is a market with great tailwinds.
In terms of the combination, and from a management perspective, you know, this is a very complementary acquisition and very much focused on growth. So we look forward to welcoming the Dionex team to Thermo Fisher. It is a great group of employees and it will be great to have those as part of our team.

Valerie Dixon
Thank you.

Operator
Doug Schenkel, Cowen and Company.

Doug Schenkel - Cowen and Company — Analyst
Hi, good morning and congrats on the deal.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Thanks, Doug.

Doug Schenkel - Cowen and Company — Analyst
So you’ve previously indicated in the context of talking about M&A criteria that you guys would be willing, I believe, to go up to something like 3 to 3.5 times debt to EBITDA for the right strategic rationale. Subsequent to this deal, you are going to be pretty far short of that, meaning I still think there is some dry powder.
What is the right way to think about your M&A strategy from here? And I guess what I mean by that is given the integration effort that is going to be associated with Dionex, is it fair to assume that you are going to pull back a little bit or is that not a good assumption?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Yes, you know, thanks for the question. This acquisition is very much consistent with the capital deployment strategy that we have outlined, which is a balance of strategic M&A to strengthen the strategic position of the Company and create long-term value, as well as some return of capital through, primarily, buybacks.
And this year, I think we are all very pleased that we have committed for this year and into next year over $4 billion of commitments in terms of a combination of M&A and buybacks.
In terms of the ability to do things going forward, obviously, while this is a meaningful transaction, it folds into a single business within our Company, which is our scientific instruments business. So this is a very straightforward integration in terms of focusing on maximizing growth.
So if other opportunities are meaningful in terms of improving shareholder value and strengthening the Company strategically and from a customer perspective, we will look at them, but we are always extremely selective and very disciplined about following our criteria.

Doug Schenkel - Cowen and Company — Analyst
Okay, thanks for that. And one quick follow-up. Any chance you would comment on how this evolved, whether there was a competitive situation or not?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
You know, in terms of how this came all about, the companies have known each other for many years. In fact, we have had a long-standing commercial relationship between the companies, and we have thought over the years about the benefits of this transaction, and the dialogue really picked up this fall.

Doug Schenkel - Cowen and Company — Analyst
Great. Thanks for taking the questions.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Operator
Tycho Peterson, JPMorgan.

Tycho Peterson - JPMorgan — Analyst
Hey, good morning. You know, given, I guess, the [com lines] that you have laid out here, can you just comment on how you are looking at FTC review and do you expect, I guess, a second request? And if you could also just touch on post the deal, how you are thinking about your own legacy line of LC systems, that would be helpful too.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Sure. So Tycho, we are anticipating the transaction is going to close in the first quarter. In terms of the combination of the chromatography systems, we see this as an incredibly complementary fit, and that when you put the portfolios together, it is even a greater strength for the customers. There is very, very, very little, if any, overlap between the products, so we don’t see much.

Tycho Peterson - JPMorgan — Analyst
Okay. And then just from a branding perspective, will you keep the Dionex brand — or, I mean, anything you could add on that front?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Sure. So the Dionex Company name at the time of the merger will go away, but Dionex will become an important — a very important product brand within the Thermo Scientific range. So it is obviously very well-respected in the marketplace, and we are very much happy to have that become part of our family going forward.

Tycho Peterson - JPMorgan — Analyst
Great. Thank you very much.

Operator
Peter Lawson, Mizuho Securities.

Peter Lawson - Mizuho Securities — Analyst
Marc, I just wondered if you could clarify a point. For the deal, that is accretive for 2011 — is that versus Street numbers or internal projections?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
This is Pete. It is accretive against either, because it is — against either case, it would be accretive. We are adding in a significant amount of value and earnings based on the transaction. Of course, how it impacts 2011 will depend on at what date we close.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Peter Lawson - Mizuho Securities — Analyst
And that range captures that closing date, as opposed to the synergies?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
No, it doesn’t. It doesn’t capture the timing. It is just the range of operating results. The timing will be just defined based on when we close.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So the way that we plan on doing this Peter, is we will give our guidance for 2011, I think it is the first week of February, roughly. And if the transaction has closed at that point, we will put it in the guidance. If the transaction hasn’t closed then we will, subsequent to the closing of the transaction, give the exact guidance. So it will basically be this range, just — and reduced by whatever the number of months have passed in the year. So that is the unknown, exactly when it is going to close in 2011.

Peter Lawson - Mizuho Securities — Analyst
Perfect. Thank you. Just thinking about salesforce integration, though, Dionex has got a very strong presence in Asia, how are you thinking about that salesforce?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
You know, we just announced our integration leaders, and we have terrific people that will be working on this from both companies in terms of how to maximize the growth potential. So it is a little bit early for us to speculate on that.

Peter Lawson - Mizuho Securities — Analyst
Perfect. Thank you so much.

Operator
Sung Ji Nam, Gleacher & Company.

Sung Ji Nam - Gleacher & Company — Analyst
Hi, thanks for taking the questions. Just one quick one. Do you think there could be upside to synergies, and if so will it be more likely coming from costs or from revenue synergies?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So, I am very proud of the track record we have in terms of being disciplined on M&A and then delivering on the synergy targets that we have. And when we look back at Thermo Fisher, we achieved those targets. When we look back at things like B.R.A.H.M.S. and Ahura, those integrations are right on track. And we are excited about delivering $60 million of synergies in year three and $15 million in the first year.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call
Operator
Dan Leonard, Leerink Swann.

Dan Leonard - Leerink Swann — Analyst
Thank you. My first question, the tax efficiencies you outlined, are those in addition to the synergy target, and can you quantify them?

Pete Wilver - Thermo Fisher Scientific, Inc. — SVP, CFO
Yes, they are in addition to the $60 million of synergies. So in terms of quantification, if you look at Dionex’s tax rate, they are in the low 30s; Thermo Fisher is in the low 20s. So we would expect over time to get Dionex’s tax rate closer to Thermo Fisher’s tax rate over time. And as I said, it pretty much happens in the first year.
In terms of quantification of the accretion in the first year, it is probably three quarters from operating synergies and maybe a quarter from tax.

Dan Leonard - Leerink Swann — Analyst
Okay. And then as far as the channel is concerned, how many of Dionex’s customer relationships, qualitatively, would you say are really incremental to Thermo Fisher, as opposed to relationships you already had, and you now have another product to sell to those folks?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So, you know, given our incredible depth of capabilities, we probably have some relationship with many of Dionex’s customers, but it might be a small relationship, where ion chromatography and liquid chromatography is a very important decision. So while the truly incremental new customers might be small, the relationship in environmental testing and water testing, Dionex adds a lot to the combined entity. That segment is a real strength of Dionex and a real growth opportunity for Thermo Fisher.

Dan Leonard - Leerink Swann — Analyst
Okay, thank you.

Operator
Derik De Bruin, UBS.

Derik De Bruin - UBS — Analyst
Hi, good morning. So one of the strengths of Dionex is they have Chromeleon, which is a very strong chromatography data system. And correct me if I am wrong, but I don’t think you guys have one.
And also, could you talk about how many — how do you see kind of leveraging Chromeleon? I mean, how many — how widespread is it in the industry? Does it operate other people’s HPLC systems and UPLC systems? I am just curious on just where you can get some of the — to see if that is one of your revenue drivers, synergy drivers.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
So in terms of Chromeleon, it is the gold standard in the industry. It is incredibly well-respected. And we see that as an opportunity, given our strength in the informatics business generally, to be able to help accelerate the penetration of Chromeleon. The product is fantastic; it has done very well under Dionex’s stewardship. And we just have a number of customers that have standardized on our LIMS platform that we can help open the door. So from that perspective, we think it is really a very, very exciting combination.

Derik De Bruin - UBS — Analyst
And just one final question. I guess when you look at ion chromatography, while it does have a big push in the food and environmental markets, it is also making a big push into biologic characterization. Is that — you know, is there opportunities there as well for you?

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Yes, I do think that is also a real opportunity in terms of the strength of the companies from an applications perspective.

Derik De Bruin - UBS — Analyst
Great, thanks.

Operator
That was our final question. I will turn the floor back over to management for closing remarks.

Marc Casper - Thermo Fisher Scientific, Inc. — President, CEO
Great. So I would like to thank everyone for joining us this morning. As you can tell, we are very excited about this transaction. It is very much focused on creating long-term shareholder value, and we are looking forward to updating you when we have our first-quarter conference call early in February.

Frank Witney - Thermo Fisher Scientific, Inc. — SVP, CFO
Thank you.

Operator
This concludes today’s conference call. You may now disconnect.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Dec. 13. 2010 / 1:30PM, TMO — Thermo Fisher Scientific to Acquire Dionex Corporation Conference Call

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2010, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.